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                                                                       EXHIBIT 8

                        PORTER, WRIGHT, MORRIS & ARTHUR
                                ATTORNEYS AT LAW
                              41 SOUTH HIGH STREET
                           COLUMBUS, OHIO 43215-6194

                                 March 3, 1995


Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
41 South High Street
Columbus, Ohio  43287

Reliance Bank of Florida
2116 South Babcock Street
Melbourne, Florida 32901

Ladies and Gentlemen:

         We are counsel for Huntington Bancshares Incorporated, a Maryland corporation ("Huntington"); Huntington Bancshares Florida, Inc., an Ohio corporation and a wholly owned subsidiary of Huntington ("Huntington
Florida"); and Huntington Federal Savings Bank, a federal savings and loan association and a wholly owned subsidiary of Huntington ("HFSB"), in connection with the proposed acquisition by Huntington of all of the assets and liabilities of Reliance Bank of Florida, a Florida state-chartered bank ("Reliance"), through a merger of Reliance with The Huntington National Bank of Florida, a national banking association presently known as Security National Bank, that will be acquired by Huntington Florida prior to the Effective Date pursuant to the merger of Security National Corporation into Huntington Florida ("HNBF") (the "HNBF Merger"), or, under certain circumstances, through a merger of Reliance with HFSB (the "HFSB Merger"). (The HNBF Merger or the HFSB Merger, as applicable, is sometimes hereinafter referred to as the "Merger.") In the Merger, the shareholders of Reliance will receive shares of common stock, without par value, of Huntington ("Huntington Common") in exchange for their shares of common stock, $5.00 par value, of Reliance ("Reliance Common"). In the case of the HNBF Merger, HNBF will continue to exist as a wholly owned subsidiary of Huntington Florida and the separate existence and corporate organization of Reliance will cease. In the case of the HFSB Merger, Reliance will continue to exist as a wholly owned subsidiary of Huntington, the separate existence and corporate organization of HFSB will cease, and Reliance will change its name to The Huntington National Bank of Florida.


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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 2

         We have reviewed the following: Huntington's Articles of Restatement of Charter; Huntington's Bylaws; Reliance's Certificate of Incorporation; Reliance's Bylaws; the Agreement and Plan of Merger, dated as of December 22, 1994, among Huntington Florida, Security National Bank, and Reliance (the "HNBF Merger Agreement"); the Acquisition Agreement, dated as of December 22, 1994, among Huntington, Huntington Florida, Security National Bank, and Reliance (the "Acquisition Agreement"); the form of Agreement and Plan of Merger (the "HFSB Merger Agreement") to be executed by HFSB and Reliance; the corporate action taken to date in connection with the HNBF Merger, the HFSB Merger, and the issuance of the Huntington Common; and certain representations by Huntington, Huntington Florida, HFSB, and Reliance.

         Terms defined in the HNBF Merger Agreement, the HFSB Merger Agreement, or the Acquisition Agreement shall have the same meanings in this opinion letter. Unless otherwise specified, the section numbers cited herein refer to sections in the Internal Revenue Code of 1986, as amended (the "Code"). Representations made by Huntington Florida in connection with the HNBF Merger are understood to have made for Huntington Florida itself and for any wholly-owned subsidiary of Huntington Florida in existence on the Effective Date.

         In connection with the HNBF Merger, and provided that the HNBF Merger does take place, you have made or will make the following representations:

         a. The fair market value of the shares of Huntington Common and other consideration to be received by each shareholder of Reliance in the HNBF Merger will be approximately equal to the fair market value of the Reliance Common surrendered in exchange therefor.

         b. There is no plan or intention by the shareholders of Reliance who own 5 percent or more of the outstanding shares of Reliance Common and, to the best of the knowledge of the management of Reliance, there is no plan or intention on the part of the remaining shareholders of Reliance to sell, exchange, transfer by gift, or otherwise dispose of a number of shares of Huntington Common received in the HNBF Merger that would reduce the ownership of Huntington Common by the Reliance shareholders to a number of shares having a value on the Effective Date of less than 50 percent of the total value of all of the formerly outstanding shares of Reliance Common as of the same date. For purposes of this representation, shares of Reliance Common surrendered by dissenters or exchanged for cash in lieu of fractional shares of Huntington Common will be treated as outstanding Reliance Common on the Effective Date. Moreover, shares of Reliance Common and shares

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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 3

              of Huntington Common held by Reliance's shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the HNBF Merger have been considered in making this representation.

         c. Huntington Florida will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Reliance immediately prior to the HNBF Merger. For purposes of this representation, amounts paid by Reliance to dissenters, amounts paid by Reliance to shareholders who receive cash or other property, Reliance assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Reliance immediately preceding the HNBF Merger will be included as assets of Reliance held immediately prior to the HNBF Merger.

         d. Prior to the HNBF Merger, Huntington will own 100 percent of all classes of stock of Huntington Florida, and Huntington Florida will own 100 percent of all classes of stock of HNBF.

         e. Except for the payment of cash in lieu of fractional shares of Huntington Common, Huntington has no plan or intention to reacquire any of its stock issued in the HNBF Merger.

         f. Huntington Florida has no plan or intention to sell or otherwise dispose of any of the assets acquired from Reliance, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

         g. The liabilities of Reliance assumed by Huntington Florida and the liabilities to which the transferred assets of Reliance are subject were incurred by Reliance in the ordinary course of its business.

         h. Following the HNBF Merger, Huntington Florida, through HNBF, its wholly-owned subsidiary, will continue the historic business of Reliance or use a significant portion of Reliance's historic business assets in a business.

         i. Huntington, Huntington Florida, and Reliance will each pay its own expenses incurred in connection with the HNBF Merger and will not pay any expenses of the shareholders of Reliance.

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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 4

         j. There is no intercorporate indebtedness existing between Huntington and Reliance, or between Huntington Florida and Reliance that was issued, acquired, or will be settled at a discount.

         k. Neither Reliance, Huntington, nor Huntington Florida is an investment company as defined in Section 368(a)(2)(F)(iii) and
              (iv) of the Code.

         l. Neither Reliance, Huntington, nor Huntington Florida is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         m. The adjusted basis and the fair market value of the assets of Reliance transferred to Huntington Florida in the HNBF Merger will equal or exceed the sum of the liabilities assumed by Huntington Florida in the HNBF Merger plus the amount of liabilities, if any, to which the assets to be transferred in the HNBF Merger are subject.

         n.   No stock of Huntington Florida will be issued in the HNBF Merger.

         o. Reliance will distribute the Huntington Common that it is deemed to receive in the HNBF Merger, along with its other properties, in pursuance of the HNBF Merger.

         p. Huntington and Huntington Florida do not own, directly or indirectly, nor has either of them owned during the past five years, directly or indirectly, any stock of Reliance.

         q. The payment of cash in lieu of fractional shares of Huntington Common is solely for the purpose of avoiding the expense and inconvenience to Huntington of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Reliance shareholders instead of issuing fractional shares of Huntington Common will not exceed one percent of the total consideration that will be issued in the transaction to the Reliance shareholders in exchange for their shares of Reliance Common. The fractional share interests of each Reliance shareholder will be aggregated and no Reliance shareholder will receive cash in an amount equal to or greater than the value of one full share of Huntington Common.

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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 5

         r. None of the compensation received by any shareholder-employee of Reliance will be separate consideration for, or allocable to, any of their shares of Reliance Common; none of the shares of Huntington Common received by any shareholder-employee of Reliance will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         s. No material dividends or distributions have been or will be made with respect to the Reliance Common prior to the HNBF Merger.

         t. In the case of an incentive stock option to acquire shares of Reliance Common granted under the Reliance Stock Option Plan, a holder of such option will not receive any additional benefits as a result of the conversion of the option in the HNBF Merger.

         u. In the case of an incentive stock option to acquire shares of Reliance Common granted under the Reliance Stock Option Plan, immediately after the conversion to an incentive stock option to purchase shares of Huntington Common under the Huntington Stock Option Plan, the excess of the aggregate fair market value of the shares of Huntington Common subject to the Huntington Stock Option, in each instance, will not be more than the excess of the aggregate fair market value of the shares of Reliance Common subject to the Reliance Stock Option immediately before its conversion in the HNBF Merger, over the aggregate option prices for such stock.

         v. In the case of an incentive stock option to acquire shares of Reliance Common granted under the Reliance Stock Option Plan, on a share-by-share comparison, the ratio of the option price to the fair market value the shares of Huntington Common subject to the Huntington Stock Option immediately after the conversion in the HNBF Merger will not be more favorable to the optionee than the ratio of the option price to the fair market value of the shares of Reliance Common subject to the Reliance Stock Option immediately before the conversion.

         Alternatively, in connection with the HFSB Merger, and provided that the HFSB Merger takes place, you have made or will make the following representations:

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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 6

         a. The fair market value of the shares of Huntington Common and other consideration to be received by each shareholder of Reliance in the HFSB Merger will be approximately equal to the fair market value of the Reliance Common surrendered in exchange therefor.

         b. There is no plan or intention by the shareholders of Reliance who own 5 percent or more of the outstanding shares of Reliance Common and, to the best of the knowledge of the management of Reliance, there is no plan or intention on the part of the remaining shareholders of Reliance to sell, exchange, transfer by gift, or otherwise dispose of a number of shares of Huntington Common received in the HFSB Merger that would reduce the ownership of Huntington Common by the Reliance shareholders to a number of shares having a value on the Effective Date of the HFSB Merger of less than 50 percent of the total value of all of the formerly outstanding shares of Reliance Common as of the same date. For purposes of this representation, shares of Reliance Common surrendered by dissenters or exchanged for cash in lieu of fractional shares of Huntington Common will be treated as outstanding Reliance Common on the Effective Date of the HFSB Merger. Moreover, shares of Reliance Common and shares of Huntington Common held by Reliance's shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the HFSB Merger have been considered in making this representation.

         c. Following the HFSB Merger, Reliance will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of HFSB's net assets and at least 70 percent of the fair market value of HFSB's gross assets held immediately prior to the HFSB Merger. For purposes of this representation, amounts paid by Reliance or HFSB to dissenters, amounts paid by Reliance or HFSB to shareholders who receive cash or other property, amounts used by Reliance or HFSB to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Reliance will be included as assets of Reliance or HFSB, respectively, held immediately prior to the HFSB Merger.

         d. Prior to the HFSB Merger, Huntington will own 100 percent of all classes of stock of HFSB.

         e. Reliance has no plan or intention to issue additional shares of its stock that would result in Huntington owning less than 80 percent of each class of stock of Reliance.

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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 7

         f. Except for the payment of cash in lieu of fractional shares of Huntington Common, Huntington has no plan or intention to reacquire any of the Huntington Common issued in the HFSB Merger.

         g. Huntington has no plan or intention to liquidate Reliance; to merge Reliance with or into another corporation; to sell or dispose of the stock of Reliance except for transfers of stock to corporations controlled by Huntington; or to cause Reliance to sell or otherwise dispose of any of its assets or of any of the assets acquired from HFSB, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Reliance.

         h. The liabilities of HFSB assumed by Reliance and the liabilities to which the transferred assets of HFSB are subject were incurred in the ordinary course of its business.

         i. Following the HFSB Merger, Reliance will continue its historic business or use a significant portion of its historic business assets in a business.

         j. Huntington, HFSB, and Reliance will each pay its own expenses incurred in connection with the HFSB Merger and will not pay any expenses of the shareholders of Reliance.

         k. There is no intercorporate indebtedness existing between Huntington and Reliance or between HFSB and Reliance that was issued, acquired, or will be settled at a discount.

         l. In the HFSB Merger, at least 80 percent of each class of Reliance stock will be exchanged solely for voting common stock of Huntington. For purposes of this representation, shares of Reliance stock exchanged for cash or other property originating with Huntington will be treated as outstanding Reliance stock on the Effective Date.

         m. On the Effective Date, Reliance will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Reliance that, if exercised or converted, would affect Huntington's acquisition or retention of control of Reliance, as defined in
              Section 368(c) of the Code.

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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 8

         n. Huntington and HFSB do not own, directly or indirectly, nor has either of them owned during the past five years, directly or indirectly, any stock of Reliance.

         o. Neither Reliance, Huntington, nor HFSB is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         p. On the Effective Date, the fair market value of the assets of Reliance will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which those assets are subject.

         q. Neither Reliance, Huntington, nor HFSB is under the jurisdiction of a court in a Title 11 or similar case within the meaning of
              Section 368(a)(3)(A) of the Code.

         r. The payment of cash in lieu of fractional shares of Huntington Common is solely for the purpose of avoiding the expense and inconvenience to Huntington of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Reliance shareholders instead of issuing fractional shares of Huntington Common will not exceed one percent of the total consideration that will be issued in the transaction to the Reliance shareholders in exchange for their shares of Reliance Common. The fractional share interests of each Reliance shareholder will be aggregated and no Reliance shareholder will receive cash in an amount equal to or greater than the value of one full share of Huntington Common.

         s. None of the compensation received by any shareholder-employee of Reliance will be separate consideration for, or allocable to, any of their shares of Reliance Common; none of the shares of Huntington Common received by any shareholder-employee of Reliance will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         t. No material dividends or distributions have been or will be made with respect to the Reliance Common prior to the HFSB Merger.

         u. In the case of an incentive stock option to acquire shares of Reliance Common granted under the Reliance Stock Option Plan, a holder of such option will not

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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 9

              receive any additional benefits as a result of the conversion of the option in the HFSB Merger.

         v. In the case of an incentive stock option to acquire shares of Reliance Common granted under the Reliance Stock Option Plan, immediately after the conversion to an incentive stock option to purchase shares of Huntington Common under the Huntington Stock Option Plan, the excess of the aggregate fair market value of the shares of Huntington Common subject to the Huntington Stock Option, in each instance, will not be more than the excess of the aggregate fair market value of the shares of Reliance Common subject to the Reliance Stock Option immediately before its conversion in the HFSB Merger, over the aggregate option prices for such stock.

         w. In the case of an incentive stock option to acquire shares of Reliance Common granted under the Reliance Stock Option Plan, on a share-by-share comparison, the ratio of the option price to the fair market value the shares of Huntington Common subject to the Huntington Stock Option immediately after the conversion in the HFSB Merger will not be more favorable to the optionee than the ratio of the option price to the fair market value of the shares of Reliance Common subject to the Reliance Stock Option immediately before the conversion.

         Based on our understanding of the HNBF Merger, and assuming that the shareholders of Reliance do not sell, exchange, transfer by gift, or otherwise dispose of a number of shares of Huntington Common received in the HNBF Merger that would reduce the ownership of Huntington Common by the former shareholders of Reliance to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the total value of all of the formerly outstanding Reliance Common as of the same date, and conditioned upon (i) the receipt or confirmation of the representations in connection with the HNBF Merger set forth above upon the Closing and (ii) the receipt of a favorable private letter ruling from the Internal Revenue Service, we are of the opinion that:

         1. The HNBF Merger will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code and Huntington, Huntington Florida, and Reliance will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

         2. The basis of the assets of Reliance acquired by Huntington Florida will be the same in the hands of Huntington Florida as the basis of those assets in the hands of Reliance immediately prior to the HNBF Merger.

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Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 10

         3. The holding period of the assets of Reliance received by Huntington Florida will include the period for which such assets were held by Reliance.

         4. No gain or loss will be recognized by Huntington or Huntington Florida upon the acquisition by Huntington Florida of substantially all of the assets of Reliance in exchange for shares of Huntington Common Stock, the assumption by Huntington Florida of the liabilities of Reliance, the payment of cash in lieu of fractional shares of Huntington Common Stock, and the payment of cash to dissenting shareholders, if any.

         5. No gain or loss will be recognized by Reliance upon the transfer of substantially all of its assets to Huntington Florida in exchange for shares of Huntington Common Stock, the assumption by Huntington Florida of the liabilities of Reliance, the payment of cash in lieu of fractional shares of Huntington Common Stock, and the payment of cash to dissenting shareholders, if any.

         6. No gain or loss will be recognized by the shareholders of Reliance who exchange their shares of Reliance Common Stock for shares of Huntington Common Stock except to the extent of any cash received in lieu of a fractional share of Huntington Common Stock.

         7. The basis of the shares of Huntington Common Stock received by Reliance shareholders who receive solely shares of Huntington Common Stock will be the same as the basis of the shares of Reliance Common Stock surrendered in exchange therefor.

         8. The holding period of the shares of Huntington Common Stock received by a particular Reliance shareholder will include the holding period of the shares of Reliance Common Stock surrendered in exchange therefor, provided that the shares of Reliance Common Stock were held as a capital asset in the hands of such Reliance shareholder on the Effective Date.

         9. Where solely cash is received by a shareholder of Reliance in exchange for such shareholder's Reliance Common Stock pursuant to the exercise of appraisal rights, the cash will be treated as having been received by such shareholder as a distribution in redemption of his Reliance Common Stock, subject to the provisions and limitations of Section 302 of the Code. Where, as a result of such distribution, a

Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 11

              former shareholder of Reliance owns no shares of Huntington Common Stock either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for such shareholder's shares of Reliance Common Stock, as provided in Section 302(a) of the Code. Under Section 1001 of the Code, gain or (subject to the limitations of Section 267 of the Code) loss will be realized and recognized to such shareholder in an amount equal to the difference between the amount of such cash and the adjusted basis of the shares of Reliance Common Stock surrendered, as determined under Section 1011 of the Code.

         10. The payment of cash in lieu of fractional share interests of Huntington Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Huntington. These cash payments will be treated as having been received as distributions in full payment in exchange for the Huntington Common Stock redeemed subject to the conditions and limitations of Section 302 of the Code.

         11. While not free from doubt, holders of options to acquire shares of Reliance Common Stock that are incentive stock options will not recognize any gain or loss solely as a result of the conversion of such options on the Effective Date into options to acquire shares of Huntington Common Stock.

         Based on our understanding of the HFSB Merger, and assuming that the shareholders of Reliance do not sell, exchange, transfer by gift, or otherwise dispose of a number of shares of Huntington Common received in the HFSB Merger that would reduce the ownership of Huntington Common by the former shareholders of Reliance to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the total value of all of the formerly outstanding Reliance Common as of the same date, and conditioned upon the receipt or confirmation of the representations in connection with the HFSB Merger set forth above upon the Closing, we are of the opinion that:

         1. No gain or loss will be recognized by Huntington, HFSB, or Reliance upon the acquisition by Reliance of all of the assets of HFSB and the assumption by Reliance of all of the liability of HFSB pursuant to the HFSB Merger.

Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 12

         2. The basis of the HFSB property in the hands of Reliance will be the same as the basis of the property in the hands of HFSB immediately prior to the transaction.

         3. The holding period of the HFSB assets received by Reliance in the exchange will include the period for which the assets were held by HFSB.

         4. No gain or loss will be recognized by the shareholders of Reliance who exchange their Reliance Common Stock solely for Huntington Common Stock except to the extent of any cash received in lieu of a fractional share of Huntington Common Stock.

         5. The basis of the shares of the Huntington Common Stock received by the shareholders of Reliance who receive solely shares of Huntington Common Stock will be the same as the basis of the Reliance stock surrendered in exchange therefor.

         6. The holding period of the Huntington Common Stock to be received by the shareholders of Reliance will include the holding period of the shares of Reliance Common Stock surrendered in exchanged therefor, provided that the shares of Reliance Common Stock were held as a capital asset in the hands of such Reliance shareholder on the Effective Date.

         7. Where solely cash is received by a shareholder of Reliance in exchange for such shareholder's Reliance Common Stock pursuant to the exercise of appraisal rights, the cash will be treated as having been received by such shareholder as a distribution in redemption of his Reliance Common Stock, subject to the provisions and limitations of Section 302 of the Code. Where, as a result of such distribution a former shareholder of Reliance owns no shares of Huntington Common Stock either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for such shareholder's shares of Reliance Common Stock, as provided in Section 302(a) of the Code. Under Section 1001 of the Code, gain or (subject to the limitations of Section 267 of the Code) loss will be realized and recognized to such shareholder in an amount equal to the difference between the amount of such cash and the adjusted basis of the shares of Reliance Common Stock surrendered, as determined under Section 1011 of the Code.

Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 13

         8. The payment of cash in lieu of fractional share interests of Huntington Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Huntington. These cash payments will be treated as having been received as distributions in full payment in exchange for the Huntington Common Stock redeemed subject to the conditions and limitations of Section 302 of the Code.

         9. While not free from doubt, holders of options to acquire shares of Reliance Common Stock that are incentive stock options will not recognize any gain or loss solely as a result of the conversion of such options on the Effective Date into options to acquire shares of Huntington Common Stock.

         We have given this opinion pursuant to Section 7.04 of the Acquisition Agreement in connection with the transactions contemplated thereby and such opinion is not to be relied upon for any other purpose. No opinion is expressed about the tax treatment of the transaction under other provisions of the Code and the Treasury Regulations issued thereunder or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically addressed by the foregoing opinions. No opinion is expressed as to the effect of state, local, and foreign tax laws.

         You should be aware that these opinions represent our conclusions as to the application of existing law and are based on the representations set forth above. We have not independently verified the factual matters set forth in the representations. Further, we have not obtained an IRS ruling on the HFSB Merger. Unlike a ruling, an opinion of counsel is not binding upon the IRS, and there can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion or that such opinion will be upheld by the courts if challenged by the IRS. In such event the tax results described above may be adversely affected.

         The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. If there is a change in law prior to closing, or if the parties are unable to confirm their representations as of the closing, our opinion is subject to change. No person other than the addressees named herein may rely on this opinion for any purpose.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

Huntington Bancshares Incorporated
Huntington Bancshares Florida, Inc.
Huntington Federal Savings Bank
Reliance Bank of Florida
March 3, 1995
Page 14


                                         Very truly yours,


                                         /s/ Porter, Wright, Morris & Arthur
                                         PORTER, WRIGHT, MORRIS & ARTHUR